                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                 COMPANY CONTACT:            Vion Pharmaceuticals, Inc.
                                             Steven H. Koehler, CFO
                                             (203) 498-4210 ph
FINANCIAL COMMUNICATIONS CONTACT:            Weber Shandwick Worldwide
                                             Alison Ziegler/Julie Tu (investors)
                                             (212) 445-8400 ph
                                             Rubenstein Associates
                                             Robin Wagge (media)
                                             (212) 843-8006 ph

VION REPORTS 2001 THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS

NEW HAVEN, CT, October 31, 2001 - VION PHARMACEUTICALS, INC. (NASDAQ NM: VION) today announced results for the third quarter and the nine-month period ended September 30, 2001.

The Company reported a loss applicable to common shareholders of $3.7 million, or $0.13 per share, for the third quarter of 2001, compared with a loss of $3.2 million, or $0.13 per share, for the same period in 2000. Total operating expenses for the 2001 third quarter were $4.2 million versus $4.1 million for the comparable 2000 period.

For the nine-month period ended September 30, 2001, the loss applicable to common shareholders was $10.7 million, or $0.40 per share, compared with a loss of $9.7 million, or $0.42 per share, for the same period in 2000. Weighted average common shares outstanding were 26.7 million and 23.5 million for the respective nine-month periods. Total operating expenses for the first three quarters of 2001 were $12.2 million versus $10.9 million for the comparable 2000 period, primarily as a result of expanded clinical trials.

Alan Kessman, Vion President and CEO commented, "During the third quarter we continued to advance the Company's clinical human trial programs. Triapine'r' is currently in two Phase II single agent trials, for breast cancer and leukemia, and in three Phase I combination trials with Cisplatin, Cisplatin/Taxol'r' and Gemzar'r'. Three additional Phase II single agent trials, for prostate, head & neck and uterine cancers, are planned to begin in Q1 2002.

"TAPET'r' trials continue in the unarmed direct injection Phase I trials and with the unarmed four hour systemic infusion in the UK and the US, as we modify schedule and dose toward optimizing colonization of the TAPET'r' bacteria in tumors. We received approval to begin the first armed trial using TAPET'r' with cytosine deaminase via direct injection into tumors, and expect this trial to begin shortly. We now have 12 ongoing clinical trials for our three product candidates."

Mr. Kessman added, "Despite a difficult financing environment, we completed a secondary offering in August, raising $11.4 million. This will primarily be used to fund our research and clinical development activities for our three anticancer agents as well as for manufacturing development. Based on current plans and projected patient accrual, we expect this to be sufficient to fund the Company through 2002."

Vion Pharmaceuticals, Inc. is a biotechnology company developing novel agents for the treatment of cancer. Vion's portfolio of agents includes TAPET'r', a modified Salmonella vector used to deliver anticancer agents directly to tumors, currently in Phase I trials; Triapine'r', a potent inhibitor of a key step in DNA synthesis and repair, currently in Phase I combination studies and Phase II single agent trials; and VNP40101M, a unique DNA alkylating agent currently in Phase I clinical trials. For additional information on Vion and its research and product development programs, visit www.vionpharm.com.

Statements included in this press release which are not historical in nature are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company's future business prospects, plans, objectives, expectations and intentions, including with respect to the use of proceeds, are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those projected or suggested in the forward-looking statements, including, but not limited to those contained in Vion Pharmaceuticals' Registration Statement on Form S-3 (file no. 333-58206) including the inability to raise additional capital, the possibility that any or all of the company's products or procedures are found to be ineffective or unsafe, the possibility that third parties hold proprietary rights that preclude the company from developing or marketing its products, the possibility that third parties will market a product equivalent or superior to the company's product candidates and the possibility that preclinical results may not be indicative of results in human clinical trials and that results achieved in early clinical trials are not necessarily indicative of the results that will be achieved in subsequent or expanded clinical trials. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



                         --Financial Statements Follow--

                           VION PHARMACEUTICALS, Inc.
                          (A Development Stage Company)

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                Three Months Ended            Nine Months Ended
                                                                     Sept. 30,                    Sept. 30,
                                                                2001           2000           2001          2000
                                                                     (In thousands, except per share data)
Revenues:
     Contract research grants                                    $153           $315           $426          $629
     Technology license fees                                       69             25            121            76
     Laboratory support services                                   --             28             --            82
                                                           -------------------------------------------------------
         Total revenues                                           222            368            547           787

Operating expenses:
     Research and development                                   2,515          2,195          6,941         6,597
     Clinical trials                                              871            817          2,687         1,710
                                                           -------------------------------------------------------

        Total research and development                          3,386          3,012          9,628         8,307
     General and administrative                                   797          1,055          2,568         2,608
                                                           -------------------------------------------------------
        Total operating expenses                                4,183          4,067         12,196        10,915
                                                           -------------------------------------------------------

Interest income                                                 (266)          (454)          (995)       (1,004)
Interest expense                                                   --              1             --             9
                                                           -------------------------------------------------------
        Net loss                                              (3,695)        (3,246)       (10,654)       (9,133)

Preferred stock dividends and accretion                            --             --             --           601
                                                           -------------------------------------------------------

Loss applicable to common shareholders                       ($3,695)       ($3,246)      ($10,654)      ($9,734)
                                                           =======================================================

Basic and diluted loss applicable
    to common shareholders per share                          ($0.13)        ($0.13)        ($0.40)       ($0.42)
                                                           =======================================================

Weighted-average number of shares
    of common stock outstanding                                27,593         25,805         26,658        23,455
                                                           =======================================================


                          CONDENSED BALANCE SHEET DATA

                                                                          Sept. 30, 2001               Dec. 31, 2000
----------------------------------------------------------------------------------------------------------------------
                                                                           (Unaudited)
                                                                                         (In thousands)
Cash, cash equivalents and short-term investments                               $26,159                     $24,357
Total assets                                                                     27,199                      25,660
Total liabilities                                                                 3,026                       3,003
Shareholders' equity                                                             24,173                      22,657
--------------------------------------------------------------------------------------------------------------------

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